Exhibit 10.35

LOAN CONVERSION AGREEMENT

This Loan Conversion Agreement (this “Agreement”) is entered into as of June 14, 2024, by and between NeOnc Technologies Holdings, Inc., a Delaware corporation (the “Company”), and HCWG LLC, a Delaware limited liability company (“Lender”). The Company and Lender are sometimes hereinafter referred to herein as the “Parties”, and each, a “Party”.

WHEREAS, Lender is the holder of that Fourth Amended And Restated 100% OID Promissory Note, under which the current principal amount outstanding representing monies lent thereunder and not repaid is $4,411,055, plus an original issue discount (“OID”) of $7,337,409, for a total outstanding loan amount of $11,748,464 attached hereto as Exhibit A (the “Note”); and

WHEREAS, the Parties wish to convert the principal and OID on the Note (the “Converted Loan Amount”) into shares of Common Stock of the Company (“Common Stock”), in accordance with the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Conversion of Note. The Parties hereby agree that, in full and complete satisfaction of the Company’s obligations for all amounts of principal and OID due under the Note, the Company hereby issues to Holder 979,039 shares of Common Stock (the “Conversion Shares”) at a per share conversion price of $12.00.

2. Amounts Repaid in Full. For and in consideration of the issuance of the Conversion Shares to Lender, the Converted Loan Amount shall be deemed to be repaid in full, and the Company shall have no further obligations in connection with the Note. As soon as practicable after, the Lender shall deliver to the Company the Note, which the Company shall mark “CANCELED” upon the issuance of the Shares.

3. Waiver and Release. Lender, on behalf of himself, and each of his successors, assigns, representatives and agents (collectively, the “Releasing Parties”), hereby covenant not to sue and fully, finally and forever completely release the Company and its present, future and former officers, directors, stockholders, members, employees, agents, attorneys and representatives (collectively, the “Company Released Parties”) of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which the Releasing Parties have or might claim to have against the Company Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by the Releasing Parties arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur with respect to the Converted Loan Amount on or prior to the date of this Agreement.

4. Restricted Stock. (a) The Conversion Shares to be issued hereunder have not been registered with the United States Securities and Exchange Commission, or with the securities regulatory authority of any state. The Conversion Shares are subject to restrictions imposed by federal and state securities laws and regulations on transferability and resale, and may not be transferred assigned or resold except as permitted under the Securities Act of 1933, as amended (the “Act”), and the applicable state securities laws, pursuant to registration thereunder or exemption therefrom.

Signature Page to Promissory Note Conversion Agreement

(b) Lender understands that the certificates representing the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Conversion Shares upon which it is stamped, if (a) such Conversion Shares are sold pursuant to a registration statement under the Securities Act, or (b) such holder delivers to the Company an opinion of counsel, reasonably acceptable to the Company, that a disposition of the Conversion Shares is being made pursuant to an exemption from such registration and that the Shares, after such transfer, shall no longer be “restricted securities” within the meaning of Rule 144.

5. Registration Rights. The Lender (and the affiliates of the Lender) are entitled to registration rights. At any time after the initial listing of the Company’s securities on a national exchange (the “Initial Listing”), the holders of a majority of the Conversion Shares are entitled to make a demand that the Company register such securities. In addition, these holders will have “piggy-back” registration rights with respect to registration statements filed subsequent to the Initial Listing (excluding Registration Statements on Form S-8) and a right to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. It is understood that any Conversion Shares transferred by the holders of Shares to non-affiliates of the Company prior to the Initial Listing will be registered for resale in connection with the Initial Listing.

6. Lender’s Representations. The Company is issuing the Conversion Shares to Lender in reliance upon the following representations made by Lender:

(a) Lender is acquiring the Conversion Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. Lender understands and acknowledges that the Conversion Shares have not been registered under the Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent and other representations of Lender as expressed herein. Lender further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Conversion Shares.

(b) Lender (i) has had, and continues to have, access to detailed information with respect to the business, financial condition, results of operations and prospects of the Company; (ii) has received or has been provided access to all material information concerning an investment in the Company; and (iii) has been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers, directors and representatives of the Company to the extent necessary to evaluate the merits and risks related to an investment in the Company represented by the Conversion Shares.

(c) As a result of Lender’s study of the aforementioned information and Lender’s prior overall experience in financial matters, and Lender’s familiarity with the nature of businesses such as the Company, Lender is properly able to evaluate the capital structure of the Company, the business of the Company, and the risks inherent therein.

(d) Lender’s investment in the Company pursuant to this Agreement is consistent, in both nature and amount, with Lender’s overall investment program and financial condition.

(e) Lender’s financial condition is such that Lender can afford to bear the economic risk of holding the Conversion Shares, and to suffer a complete loss of Lender’s investment in the Company represented by the Conversion Shares.

(f) Lender understands that no public market now exists for the Conversion Shares, and there may never be a public market for, the Company’s Common Stock, including the Conversion Shares.

(g) All action on the part of Lender, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Lender hereunder and thereunder has been taken, and this Agreement, assuming due execution by the parties hereto, constitutes valid and legally binding obligations of Lender, enforceable in accordance with its terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

(h) Lender realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company.

7. Miscellaneous.

(a) This Agreement shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law, and the federal laws applicable therein.

(b) This Agreement constitutes the entire agreement between the Parties and supersedes all prior oral or written negotiations and agreements between the Parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both Parties.

(c) Each Party to this Agreement hereby represents and warrants to the other Party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other Party or its legal counsel. Each Party represents and warrants to the other Party that in executing this Agreement such Party has completely read this Agreement and that such Party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the Party responsible for its preparation.

(d) Each Party to this Agreement hereby represents and warrants to the other Party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such Party; (ii) the representative executing this Agreement on behalf of such Party has been granted all necessary power and authority to act on behalf of such Party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such Party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such Party.

(e) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

COMPANY:

NEONC TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Thomas Chen
Name:	Thomas Chen, MD
Title:	Chief Executive Officer and Chairman

LENDER:

HCWG LLC

By:	/s/ Amir F. Heshmatpour
Name:	Amir F. Heshmatpour
Title:	Managing Member

EXHIBIT A

FOURTH AMENDED AND RESTATED 100% OID PROMISSORY NOTE

A-1

EXHIBIT B

MEMBERS OF THE COMPANY CONSENT AND CONFIRMATION

NEONC TECHNOLOGIES HOLDINGS LOAN BALANCE

This letter is to confirm that the amounts shown below correctly represent the total outstanding balance of the amounts provided in connection with the NeOnc Technologies Holdings Inc loan and the amount that is owed to each member signed below:

Name of Member	Principal Balance	Interest	Total	%
Amir Heshmatpour	$11,055	$2,937,409	$2,948,464	25.1%
Thomas Chen	$1,500,000	$1,500,000	$3,000,000	25.5%
Patrick Walters	$450,000	$450,000	$900,000	7.7%
The Hilkiah Group LLC	$250,000	$250,000	$500,000	4.3%
Alan Chiang	$2,200,000	$2,200,000	$4,400,000	37.5%
Total	$4,411,055	$7,337,409	$11,748,464	100.0%

Signatures:

/s/ Amir Heshmatpour		/s/ Thomas Chen
Name:	Amir Heshmatpour	Name:	Thomas Chen, MD
Address:		Address:

/s/ Patrick Walters		/s/ Alan Chiang
Name:	Patrick Walters	Name:	Alan Chiang, MD
Address:		Address:

/s/ Keithly Garnett
Entity Name:	The Hilkiah Group, LLC
Name:	Keithly Garnett
Address:

B-1